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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 3, 1998
                                                        -----------------

                         Connectivity Technologies Inc.
                         ------------------------------
             (exact name of registrant as specified in its charter)

Delaware                                0-12113                                94-2691724
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(State or other jurisdiction of         (Commission File Number)               (IRS Employer Identification No.)
incorporation)


 680 Mechanic Street, Ste 1201, PO Box 786, Leominster, Massachusetts  01453
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 (Address of principal executive offices)                            (zip code)


       Registrant's Telephone Number, including Area Code: (978) 537-9138
                                                           ---------------

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

     On September 3, 1998, the Registrant, Connectivity Technologies, Inc (together with its subsidiary Connectivity Products Incorporated, hereinafter called "Connectivity") concluded a formal, written Forbearance Agreement and Amendment to its Revolving Credit and Term Loan Agreement (the "Forbearance Agreement") with its lending Banks under which the Banks agree, subject to certain terms and conditions, not to enforce their rights to proceed against Connectivity and its assets prior to November 30, 1998. The probable conclusion of the forbearance was anticipated in previous reports of Connectivity to the Securities and Exchange Commission on Form 8-K.

     The provisions of the Forbearance Agreement conditioning the Banks' agreement to forbear include, among other things, the absence of steps contrary to Connectivity by its creditors and the compliance by Connectivity with various covenants including those related to sales and other elements of future financial performance. Therefore, the continued forbearance by its Banks is dependent upon the support of Connectivity by its suppliers and customers. No assurances can be given that such support will be forthcoming or that any of the circumstances freeing the Banks from their obligation to forbear will not occur, or that the operations of Connectivity will not require further borrowings which the Banks are under no obligation to provide, and the happening of any such adverse events would have a substantial adverse effect upon Connectivity, its financial position and its future operations. Forbearance beyond November 30, the date on which full payment would be required under present documentation, has not been discussed with the Banks, and would be entirely at the Banks' discretion. The Forbearance Agreement provides for a maximum principal balance of $17,946,680 (the amount outstanding on September 1, 1998), the loan balance having been reduced by approximately $2,050,000 in August with proceeds received from the sale of marketable securities. Interest continues to accrue at Banks' base rate (8.5% at August 25, 1998) plus 2% and in the event of any default would accrue at the Banks' base rate plus 6%.

     In addition to the Forbearance Agreement Connectivity is taking other steps intended to reduce its indebtedness to the Banks and otherwise improve its financial position. As previously reported, Connectivity has reduced its subordinated debt by approximately $5,015,825 or 86% of the original total of such subordinated debt. Connectivity is in active discussions looking to the sale of its EEA division, the proceeds of which sale would significantly further reduce its obligations to the Banks. However, no assurances can be given that the sale of the EEA division will be concluded successfully or of the extent of the positive effect of any such sale upon Connectivity.





ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     None.



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SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
 OF 1995

     This report contains, in addition to historical information, forward-looking statements, including, but not limited to, information related to the operation of terms and conditions of the Forbearance Agreement and steps intended to be taken to reduce Connectivity's indebtedness. Forward-looking statements are subject, by their nature, to risks and uncertainties, and actual results could differ materially from those set forth in the forward-looking statements. Typical risks and uncertainties include whether the various conditions entitling the Banks to proceed against the Company will occur as well as the outcome of negotiations on the sale of EEA, and the ability of Connectivity to achieve, through sales and otherwise, the financial goals set in the Forbearance Agreement and other factors described from time to time in Connectivity's reports filed with the Securities and Exchange Commission including Connectivity's Form 10-KSB for the year ended December 31, 1997 and subsequent reports on form 8-K. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Connectivity is not undertaking to update any information in the foregoing reports.












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                                    SIGNATURE
                                    ---------


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 CONNECTIVITY TECHNOLOGIES INC.
                                                 (Registrant)


Dated:  September 3, 1998                    By: /s/    GEORGE H. BUCKHAM
                                                 ---------------------------
                                                 Name:  George H. Buckham
                                                 Title: Secretary






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